                                                                      Exhibit 24

                             2018 POWER OF ATTORNEY

       1.   Appointment, Powers and Revocation.  KNOW ALL MEN BY THESE PRESENTS,
that each undersigned, and if such undersigned is not a natural person, acting by and through one of its authorized representatives (each such undersigned person or entity, a "Grantor"), effective from the date set forth opposite the name of such Grantor on the signature pages hereto (such date, for each Grantor, is hereinafter referred to as such Grantor's "Effective Date"), hereby constitutes and appoints each of the employees, partners or managers of Canaan
Management LLC (together with its subsidiaries and affiliates, "Canaan
Partners") listed on Schedule A attached hereto, which schedule may be amended from time to time by the Chief Financial Officer or Chief Operating Officer of
Canaan Partners to remove any such employee, manager or partner or to add any new employee, partner or manager of Canaan Partners (each such employee, partner or manager, an "Attorney-In-Fact") as the Grantor's true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for the Grantor and in the Grantor's place and stead, in any and all capacities to: (a) sign any and all instruments, certificates and documents required to be executed on behalf of the Grantor as an individual (if applicable) or in the
Grantor's capacity as a general partner, manager, member, managing member or authorized signatory, as the case may be, on behalf of any of the following
(i) Canaan Partners, (ii) any of the funds or accounts managed, advised or sponsored by Canaan Partners (the "Canaan Funds") and (iii) any of the entities formed to act as the direct or indirect general partner, manager, managing member or equivalent of such funds or accounts (the "Canaan General Partners", together with Canaan Partners and the Canaan Funds collectively, the "Canaan
Entities"), in each case, pursuant to the Securities Act of 1933, as amended,
(the "Securities Act"), and any and all rules and regulations promulgated thereunder (including, without limitation, filings pursuant to Rule 144 (Form
144)) or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any and all rules and regulations promulgated thereunder (including, without limitation, filings pursuant to Section 16 (Forms 3, 4 and 5) and Section 13
(Schedule 13D, Schedule 13G, Form 13F and Form 13H) of the Exchange Act); and
(b) file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Securities Act, the Exchange
Act or by the Financial Industry Regulatory Authority, granting unto such
Attorney-In-Fact full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as the
Grantor might or could do in person thereby, and ratifying and confirming all that such Attorney-In-Fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof, or may have done in connection with the matters described above.  By this power of attorney, each Grantor hereby revokes all previous powers of attorney granted by him, her or it to any
Attorney-In-Fact or any other employee, representative or agent of Canaan
Partners relating to the matters described above.

       2.   Effective Date and Termination.  This power of attorney shall be effective as to each Grantor as of such Grantor's Effective Date and shall remain in full force and effect with respect to each Grantor and each
Attorney-In-Fact until:

            (a)   in the case of any Grantor that is an individual, the earlier of the date on which this power of attorney is revoked in writing by such
Grantor solely as it relates to himself or herself and such Grantor's
Termination Date (as defined below);

            (b)   in the case of any Grantor that is an entity, the earlier of the date on which this power of attorney is revoked in writing by such Grantor solely as it relates to itself and the filing by such entity of a certificate of cancellation or notice of dissolution with the jurisdiction in which it was organized evidencing such entity's complete dissolution and termination under the laws of such jurisdiction; and

            (c)   in the case of any Attorney-In-Fact, the earlier of the date on which such person is no longer listed on Schedule A attached hereto as an
"Attorney-In-Fact" or such Attorney-In-Fact's Termination Date.

For purposes of the foregoing, "Termination Date" means (i) with respect to any
Grantor or Attorney-In- Fact that is a member or manager of any Canaan General
Partner, the date on which such Grantor becomes a "retired member" of any Canaan
General Partner or, if later, the date on which his, her or its employment with
Canaan Partners terminates for any reason and (ii) with respect to any other
Grantor or Attorney-In-Fact, the date on which his, her or its employment with
Canaan Partners terminates for any reason.

       3.   Miscellaneous.  Each of the Grantors may execute this power of attorney in separate counterparts, and each counterpart shall be deemed to be an original instrument.  This Agreement shall be governed by the laws of the State of Delaware, without regard for choice-of-law provisions.

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       IN WITNESS WHEREOF, this Power of Attorney has been signed as of the respective dates set forth below.

Dated: July 16, 2018            Canaan IX L.P.

                                By: Canaan Partners IX LLC, its General Partner

                                By: /s/ Guy M. Russo
                                    ----------------
                                Name: Guy M. Russo
                                Title: Member/Manager

Dated: July 16, 2018            Canaan Partners IX LLC

                                By: /s/ Guy M. Russo
                                    ----------------
                                Name: Guy M. Russo
                                Title: Member/Manager

                                   Schedule A

Guy M. Russo

Nancy Levenson

Janine MacDonald

John J. Pacifico III